UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

XPO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

(855) 976-6951

Registrant’s telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On December 13, 2023, XPO, Inc. (“XPO”) completed the private placement of $585 million aggregate principal amount of 7.125% senior notes due 2032 (the “Notes”). The Notes were issued pursuant to an indenture dated as of December 13, 2023 (the “Indenture”) among XPO, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

The Notes were offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The offering of the Notes has not been registered under the Securities Act or any state securities laws and the Notes may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Notes will bear interest at a rate of 7.125% per annum, payable semiannually in cash in arrears on February 1 and August 1 of each year, commencing August 1, 2024. The Notes were issued at par. The Notes will mature on February 1, 2032.

The Notes will be guaranteed by each of XPO’s direct and indirect wholly owned restricted subsidiaries (other than certain excluded subsidiaries) that guarantees or is or becomes a borrower under XPO’s existing secured revolving credit facility, the Term Loan Credit Agreement (as defined below) or XPO’s bilateral letter of credit facility (or certain replacements thereof) or that guarantees certain capital markets indebtedness of XPO or any guarantor of the Notes. The Notes and the guarantees thereof will be unsecured, unsubordinated indebtedness of XPO and the guarantors.

The Indenture contains certain customary covenants and events of default (subject in certain cases to customary grace and cure periods).

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1, and is incorporated into this Item 1.01 by reference.

Term Loan Credit Agreement

On December 13, 2023, XPO entered into that certain Incremental Amendment (Amendment No. 9 to Credit Agreement) (the “Amendment”), by and among XPO, its subsidiaries signatory thereto, as guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent (the “Administrative Agent”), amending that certain Senior Secured Term Loan Credit Agreement, dated as of October 30, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among XPO, its subsidiaries from time to time party thereto, as guarantors, the lenders from time to time party thereto and the Administrative Agent.

Pursuant to the Amendment, XPO obtained $400 million in aggregate principal amount of incremental term loans under the Term Loan Credit Agreement (the “Incremental Term Loans”, and collectively with the issuance of the Notes, the “Financing Transactions”). The Incremental Term Loans are a new tranche of loans under the Term Loan Credit Agreement, having substantially similar terms as the existing term loans thereunder, except with respect to maturity date, issue price, prepayment premiums in connection with certain voluntary prepayments and certain other provisions.

The Incremental Term Loans will bear interest at a rate per annum equal to, at XPO’s option, either (a) a Term SOFR rate (subject to a 0.00% floor) or (b) a base rate (subject to a 0.00% floor), in each case, plus an applicable margin of 2.00% for Term SOFR loans or 1.00% for base rate loans. The Incremental Term Loans were issued at par. The Incremental Term Loans will mature on February 1, 2031.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

XPO intends to use the net proceeds from the Financing Transactions, together with cash on hand, to finance the acquisition of 28 service centers of Yellow Corporation (“Yellow”) and its subsidiaries for an aggregate purchase price of $870 million (the “Yellow Asset Acquisition”), to repay in full XPO’s existing 6.250% Senior Notes due 2025 (the “Existing Notes”), to pay fees, costs and expenses related to the Financing Transactions, the repayment of the Existing Notes and the Yellow Asset Acquisition, and for general corporate purposes.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Notice of Redemption

On December 5, 2023, XPO provided notice to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) under that certain Indenture, dated as of April 28, 2020 (as amended, supplemented or otherwise modified from time to time, the “Existing Indenture”), by and among XPO, the guarantors party thereto and the Trustee, that on December 20, 2023 (the “Redemption Date”), subject to and conditioned upon consummation of the Financing Transactions (which condition was satisfied on December 13, 2023), XPO intends to redeem all of the approximately $112 million in aggregate principal amount of the Existing Notes at a redemption price of 101.563% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the Redemption Date, in accordance with the terms of the Existing Indenture.

Termination of Bridge Commitments

Concurrently with the consummation of the Financing Transactions, XPO terminated the commitments under the previously announced senior secured bridge term loan credit agreement, dated as of December 4, 2023, by and among XPO, as borrower, its subsidiaries signatory thereto, as guarantors, the lenders from time to time party thereto and Credit Agricole Corporate and Investment Bank, in its capacity as administrative agent.

Forward-looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements that relate to the Yellow Asset Acquisition and the Financing Transactions. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, achievements or ability to raise debt to be materially different from any future results, levels of activity, performance, achievements or ability to raise debt expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses and other network facilities, to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to benefit from a sale, spin-off or other divestiture of one or more business units; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment, including in connection with a business unit sale or other divestiture; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; the expected benefits of the spin-offs of GXO Logistics, Inc. and RXO, Inc. on the size and business diversity of our company; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters; litigation; risks associated with our self-insured claims; governmental or political actions; competition and pricing pressures; risks related to Yellow’s Chapter 11 Petition; the diversion of management’s attention from ongoing business operations and opportunities; the satisfaction of the conditions precedent to completion of the Yellow Asset Acquisition; the disruption of current plans and operations; the ability to complete the Yellow Asset Acquisition in whole or in part on the terms currently contemplated, on a timely basis, or at all; the possibility that the Yellow Asset Acquisition may be more expensive to complete than anticipated; potential adverse reactions, disruptions or changes to business or employee relationships, including those resulting from the bankruptcy proceedings of Yellow or announcement or completion of the Yellow Asset Acquisition; the occurrence of any event, change or other circumstances that could give rise to the right of XPO or Yellow to terminate the acquisition agreement between XPO and Yellow; and the possibility that the anticipated benefits of the Yellow Asset Acquisition are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the acquired assets of Yellow, or the assumption of known or unknown liabilities or other unforeseen circumstances.

All forward-looking statements set forth in this Current Report on Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by XPO will be realized or, even if substantially realized, that they will have the expected consequences to or effects on XPO or its business or operations. The above list of factors is not exhaustive or necessarily in order of importance. Any forward-looking statement speaks only as of the date on which it is made, and XPO assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
4.1	Indenture, dated as of December 13, 2023, by and among XPO, Inc., the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent
10.1	Refinancing Amendment (Amendment No. 9 to Credit Agreement), dated as of December 13, 2023, by and among XPO, Inc., the subsidiaries signatory thereto, as guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent
104.1	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO, INC.

Date: December 13, 2023	/s/ Kyle Wismans
Kyle Wismans
Chief Financial Officer